Exhibit 10.73

EUR 750,000,000

REVOLVING CREDIT AGREEMENT

Dated April 21, 2004

among

ADVANCED MICRO DEVICES, INC.,

AMD FAB 36 HOLDING GMBH,

and

AMD FAB 36 LIMITED LIABILITY COMPANY & CO. KG

(i)	REVOLVING CREDIT AGREEMENT

TABLE OF CONTENTS

(Continued)

(ii)	REVOLVING CREDIT AGREEMENT

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this “Agreement”), dated April 21, 2004, is made between ADVANCED MICRO DEVICES, INC., a corporation organised and existing under the laws of the State of Delaware, United States of America, with its chief executive office and principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America (“AMD Inc.”), AMD FAB 36 HOLDING GMBH, Dresden, registered under HRB21270 in the Commercial Register kept at the Amstgericht Dresden County Court (“AMD Holding; and, together with AMD Inc., collectively, the “Sponsors”), and AMD FAB 36 LIMITED LIABILITY COMPANY & CO. KG, Dresden, registered under HRA5255 in the Commercial Register kept at the Amstgericht Dresden County Court (the “Company”).

W I T N E S S E T H :

WHEREAS, the Company has been formed for the purpose of constructing, owning, and operating a 300 mm silicon wafer microprocessor fabrication facility located at Wilschdorfer Landstrasse 101 in 01109 Dresden;

WHEREAS, the Company has entered into a Term Loan Facility Agreement (as the same may from time to time hereafter be amended, supplemented, modified, renewed, extended, restated or novated and in effect, the “Facility Agreement”), made among, inter alia, the Company, Dresdner Bank AG in Berlin, as Security Agent and Reporting Agent (in such capacity, the “Security Agent” and “Reporting Agent” respectively) for the Finance Parties (as defined in the Facility Agreement), and Dresdner Bank Luxembourg S.A., as Facility Agent (in such capacity, the “Facility Agent”), providing, inter alia, for a senior secured term loan facility aggregating up to €700,000,000 (seven hundred million Euros);

WHEREAS, the Sponsors have agreed to make certain unsecured subordinated Revolving Loans available to the Company to enable the Company and the Sponsors to fulfill certain obligations under the Finance Documents (as defined in the Facility Agreement); and

WHEREAS, the Sponsors are willing to extend such commitment on the terms and subject to the conditions hereinafter set forth.

REVOLVING CREDIT AGREEMENT

NOW, THEREFORE, the Sponsors and the Company agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.1 Definitions. Unless otherwise defined herein, terms used herein have the meanings assigned to such terms in the Facility Agreement. In addition, the following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Agreement” has the meaning assigned to that term in the introduction to this Agreement.

“AMD Holding” has the meaning assigned to that term in the introduction to this Agreement.

“AMD Inc.” has the meaning assigned to that term in the introduction to this Agreement.

“Applicable Euribor Rate” means the rate for deposits in Euros for the relevant Interest Period which appears on the display designated as “Page BTMM EU (Actual ACT/360)” of the Bloomberg Financial Markets Services Screen (or such other display as may replace Page BTMM EU (actual ACT/360) on the Bloomberg Financial Markets Services Screen) as of 11:00 a.m., Frankfurt time, on the latest Target Day which is at least two Business Days prior to the commencement of such Interest Period.

“Applicable LIBOR Rate” means the interest rate per annum for dollars for the relevant Interest Period in the London Interbank Market which in accordance with the display designated as “Page BBAM” of the Bloomberg Financial Markets Services Screen (or such other display as may replace Page BBAM on the Bloomberg Financial Markets Services Screen) is quoted as the offered rate at 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period.

“Applicable Rate” means, with respect to any Interest Period, (i) for Revolving Loans made in Euros, the Applicable Euribor Rate; or (ii) for Revolving Loans made in dollars, the Applicable LIBOR Rate; or (iii) if the Applicable Euribor Rate or the Applicable LIBOR Rate (as the case may be) cannot be determined as provided in the definitions thereof, the prime lending rate as announced by Bank of America, N.A., on the second Business Day prior to the commencement of such Interest Period.

“Company” has the meaning assigned to that term in the introduction to this Agreement.

“Dollar Equivalent” means, with respect to any Revolving Loan, the amount, expressed in Dollars, which results from the conversion of Euros to Dollars at a spot rate of exchange equal to the spot rate (mid rate) of exchange quoted on Page WFX of the Bloomberg Financial Markets Services Screen (or such other display as may

2	REVOLVING CREDIT AGREEMENT

replace Page WFX on the Bloomberg Financial Markets Services Screen), expressed in Dollars, for the sale of Euros for Dollars prevailing on the date of determination.

“Euro Equivalent” means, with respect to any Revolving Loan, the amount, expressed in Euros, which results from the conversion of Dollars to Euros at a spot rate of exchange equal to the spot rate (mid rate) of exchange quoted on Page WFX of the Bloomberg Financial Markets Services Screen (or such other display as may replace Page WFX on the Bloomberg Financial Markets Services Screen), expressed in Euros, for the sale of Dollars for Euros prevailing on the date of determination.

“Facility Agreement” has the meaning assigned to that term in the second recital of this Agreement.

“Interest Period” has the meaning assigned to such term in Section 3.3 of this Agreement.

“Liabilities” has the meaning ascribed to such term in the Subordination Agreement.

“Outstanding Euro Amount” has the meaning assigned to such term in Section 4.3 of this Agreement.

“Reporting Agent” has the meaning assigned to that term in the second recital of this Agreement.

“Revolving Loan” means an unsecured, subordinated revolving loan that is or is required to be made by a Sponsor to the Company pursuant hereto, which loans are subordinated pursuant to the Subordination Agreement.

“Revolving Loan Facility” means the revolving loan facility made available by the Sponsors to the Company under this Agreement, in an amount not to exceed €750,000,000.

“Revolving Loan Termination Date” has the meaning assigned to that term in Section 6.3 of this Agreement.

“Security Agent” has the meaning assigned to that term in the second recital of this Agreement.

“Sponsors” has the meaning assigned to that term in the introduction to this Agreement.

“Target Day” means a day on which the Trans-European Automated Automate Real Time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euros.

Section 1.2 Miscellaneous. In this Agreement, unless the context requires otherwise, (i) any reference to a Transaction Document shall be a reference to such

3	REVOLVING CREDIT AGREEMENT

document as it shall have been, or from time to time, may be amended, supplemented, modified, renewed, extended, restated or novated, in each case, in accordance with its terms and the Facility Agreement; (ii) any statutory provisions shall be construed as references to those provisions as amended, modified, re-enacted, or replaced from time to time; (iii) words importing a gender include every gender; and (iv) references to Sections are to Sections of this Agreement. Section headings are inserted for reference only and shall be ignored in construing this Agreement. A time of day, unless otherwise specified, shall be construed as a reference to Frankfurt am Main time.

ARTICLE II

Subordinated Revolving Loan Provisions

Section 2.1 Required Revolving Loans. On the terms and subject to the conditions of this Agreement, the Sponsors, jointly and severally, hereby undertake that either Sponsor or both of the Sponsors will make Revolving Loans to the Company at any time and from time to time prior to the Revolving Loan Termination Date as contemplated by Section 2.2 in an aggregate principal amount at any time outstanding not in excess of €750,000,000 (Revolving Loans made in Dollars shall be calculated at the Euro Equivalent thereof at the date such loans are made). Amounts borrowed under this Section 2.1 may be reborrowed (following repayment thereof) up to but excluding the Revolving Loan Termination Date.

Section 2.2 Time of Revolving Loans. The Revolving Loans will be made in cash and will be made in such amounts as shall be required, upon the written demand of the Company (with at least 5 days’ prior notice to the Sponsors) at any time and from time to time for general corporate purposes, including without limitation working capital, cash expenses and other capital requirements of the Company.

Section 2.3 Subordination of Revolving Loans; Acknowledgment of Subordination. The Sponsors and the Company acknowledge and agree that the obligation of the Company to pay, prepay or repay the principal of and interest on the Revolving Loans and all other obligations of the Company to the Sponsors under or in connection with this Agreement, shall be subordinated to the Liabilities, to the extent provided under the Subordination Agreement.

Section 2.4 Final Maturity Date. The Revolving Loan Facility (and all Revolving Loans thereunder) shall mature on the Revolving Loan Termination Date. On such date, the Company shall pay all amounts outstanding under this Agreement, subject to the provisions of the Subordination Agreement, and all commitments hereunder to extend Revolving Loans shall forthwith be cancelled.

4	REVOLVING CREDIT AGREEMENT

ARTICLE III

Interest Provisions

Section 3.1 Interest Rate. The unpaid principal amount from time to time outstanding of each Revolving Loan shall bear interest at the Applicable Rate for the Interest Period in effect for such Revolving Loan plus 4.00% per annum. As provided in the Subordination Agreement, payment of interest on the Revolving Loans has been subordinated to the Liabilities and, once permitted to be paid by the Company pursuant to the Subordination Agreement, shall be paid as set forth in Section 3.4.

Section 3.2 Computation of Interest. Interest on each Revolving Loan shall be computed on the basis of the actual number of days elapsed and a 360-day year.

Section 3.3 Interest Periods. The Company shall, in connection with any request to borrow or continue Revolving Loans, select an interest period (each, an “Interest Period”) to be applicable to such Revolving Loan, which Interest Period shall be, at the Company’s option, either a one, two, three or six month period; provided that:

(a) the initial Interest Period for any Revolving Loan shall commence on the date on which such Revolving Loan is made;

(b) in the case of immediately successive Interest Periods continued as set forth in this Section 3.3, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

(c) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(d) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (e) of this section, end on the last Business Day of a calendar month;

(e) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Termination Date; and

(f) in the event the Company fails to specify an Interest Period for a Revolving Loan (whether in borrowing new Revolving Loans or continuing existing Revolving Loans), the Company shall be deemed to have selected an Interest Period of one month at the Applicable Rate (based on the currency of such Revolving Loans).

5	REVOLVING CREDIT AGREEMENT

Section 3.4 Interest Payments. Subject to Sections 3.1 and 4.1, interest on each Revolving Loan shall be payable in arrears on the last day of an Interest Period (and, in the case of Interest Periods longer than three (3) months, at the end of every three (3) months) (or on such longer payment schedule as may be agreed by the parties), upon any repayment of the relevant Revolving Loan (to the extent accrued on the amount being repaid) and at maturity (including final maturity).

ARTICLE IV

Disbursements and Repayments

Section 4.1 Disbursements and Repayments. The proceeds of each Revolving Loan shall be deposited to the Company’s account at Dresdner Bank AG, Bank Sorting Code 85080000, Account Number 407665500, or such other account as the Company may indicate upon not less than two (2) Business Days’ notice to the Sponsors. Subject to the Subordination Agreement, all payments of interest or principal to be made by the Company in respect of the Revolving Loans shall be made to the applicable Sponsor(s) that made such Revolving Loans at its address as set forth in Section 6.5 (or to such other address or account as such Sponsor may specify by written notice to the Company and the Facility Agent), not later than noon, Frankfurt time, on the date due (after giving effect to any extension of any such due date contemplated hereby); and funds received after that hour shall be deemed to have been received on the next succeeding Business Day.

Section 4.2 Currency for Repayment of Revolving Loans. Except to the extent expressly provided in this Section 4.2, Revolving Loans shall be repaid in the currency in which such Revolving Loans were made. With the prior consent of AMD Inc., any Revolving Loan made in Dollars may be repaid in Euros, provided that the amount of any such repayment shall be at least equal to the Euro Equivalent of the outstanding principal amount of such Revolving Loan, as determined on the date three (3) Business Days prior to the date such Revolving Loan is repaid or such other date as may be mutually agreed. With the prior consent of AMD Inc., any Revolving Loan made in Euros may be repaid in Dollars, provided that the amount of any such repayment shall be at least equal to the Dollar Equivalent of the outstanding principal amount of such Revolving Loan, as determined on the date three (3) Business Days prior to the date such Revolving Loan is repaid or such other date as may be mutually agreed.

Section 4.3 Repayment of Revolving Loans in Excess of €750,000,000. Notwithstanding anything to the contrary in this Agreement, but subject to Section 4.1, in the event that, for any two (2) consecutive Business Days, the total of (i) the Euro Equivalent of the amount of outstanding Revolving Loans made in Dollars (as determined on each such Business Day) and (ii) the amount of outstanding Revolving Loans made in Euros (the sum of (i) and (ii) being the “Outstanding Euro Amount”) exceeds €750,000,000, the Company shall repay Revolving Loans in an amount such that, after giving effect to such repayment, the Outstanding Euro Amount (using, with respect to outstanding Revolving Loans made in Dollars, the Euro Equivalent thereof, as determined on the Business Day prior to the date of such repayment) shall not exceed €750,000,000.

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ARTICLE V

Obligations Unconditional

Section 5.1 Absolute and Unconditional Nature of the Sponsors’ Obligations. The obligation of the Sponsors to perform their respective obligations under this Agreement, and the right of the Company to receive the proceeds of each Revolving Loan to be made by or on behalf of either of the Sponsors as provided herein, shall be absolute and unconditional, it being the intention of the parties hereto that all obligations of the Sponsors under or in connection with this Agreement shall be paid and performed in all events in the manner and at the times herein provided, irrespective of and without prejudice to, in particular, any rights or remedies that are available to the other parties hereto under any agreements or any applicable laws. The Sponsors shall be entitled to set off, and to raise rights of retention, in respect of their respective payment claims hereunder and under the other Transaction Documents only to the extent their respective counterclaims are undisputed or have been the subject of a final judgment.

ARTICLE VI

Miscellaneous

Section 6.1 No Waiver; Modifications in Writing. No failure or delay on the part of the Sponsors or the Company, as the case may be, in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Sponsors or the Company, as the case may be, at law or otherwise. No amendment, modification, supplement, termination, or waiver of or to any provision of this Agreement, or consent to any departure by either of the Sponsors, or the Company, therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Company, the Sponsors, and, if prior to the Revolving Loan Termination Date, the Facility Agent and the Security Agent.

Any waiver of any provision of this Agreement, and any consent to any departure by either Sponsor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on either Sponsor or the Company, as the case may be, in any case shall entitle such Sponsor or the Company, as the case may be, to any other or further notice or demand in similar or other circumstances.

Section 6.2 Severability of Provisions. In case any provision of this Agreement is invalid or unenforceable, the validity or enforceability of the remaining provisions hereof shall remain unaffected. The parties hereto shall have an obligation to replace any invalid or unenforceable provision by a valid and enforceable provision that approximates best the economic purpose of the invalid provision.

7	REVOLVING CREDIT AGREEMENT

Section 6.3 Termination. The obligations of the Sponsors to make Revolving Loans under this Agreement shall terminate on the earlier to occur of (i) the day any of the Facility Agent, the Security Agent or any of the Finance Parties exercises any of their respective remedies under any of the Finance Documents (as defined in the Facility Agreement); and (ii) the day of payment and discharge in full of all the Liabilities (such date being the “Revolving Loan Termination Date”).

Section 6.4 Assignment. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective successors and assigns and shall also inure to the benefit of the Facility Agent and the Security Agent (for the benefit of the Finance Parties); provided, however, that neither of the Sponsors nor the Company shall have the right to transfer or assign its rights under this Agreement prior to the Revolving Loan Termination Date, without the prior written consent of the Facility Agent and the Security Agent. Notwithstanding anything to the contrary herein or in the other Transaction Documents, neither the Facility Agent nor the Security Agent (nor any of the Finance Parties) shall have the right to enforce the Company’s rights under this Agreement.

Section 6.5 Notice. Any notice, demand, instruction, communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective if made in writing and (i) if by way of fax, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being sent by international courier addressed to it at the address specified in this Agreement; or (iii) if by way of telex, when dispatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender’s copy of the notice, and, if a particular department or officer is specified as part of its address details provided under this Section 6.5, if addressed to that department or officer. Any communication or document to be made or delivered to an Agent (as defined in the Facility Agreement) will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified as part of its address details provided under this Section 6.5 (or any substitute department or officer as it may specify for this purpose).

to AMD Inc.:	Advanced Micro Devices, Inc.
One AMD Place, MS-68
Sunnyvale, California 94088
Attention: General Counsel
Facsimile No.: (1) (408) 774-7399

to AMD Holding:	AMD Fab 36 Holding GmbH
Wilschdorfer Landstrasse 101
01109 Dresden
Attention: Geschäftsführer
Facsimile No: (49) 351 277 91001

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to the Company:	AMD Fab 36 LLC & Co. KG
Wilschdorfer Landstrasse 101
01109 Dresden
Attention: Geschäftsführer
Facsimile No: (49) 351 277 91001

with, in each case prior to the Revolving Loan Termination Date, a copy concurrently delivered:

to the Security Agent:	Koppenstrasse 93
10877 Berlin
Fax Number: +49 30 3153 2317
Attention: Hans-Jürgen Dittmann;

to the Facility Agent:	Dresdner Bank Luxembourg S.A.
26, rue du Marché-aux-Herbes
L-2097 Luxembourg
Fax Number: +352 4760 3222
Attention: Agencies
Albertine Prellwitz, Katja Paul
Copies:
Fax Number: 352 4760 565
Attention: Loan Administration
Andrea Stockemer, Eva Marmitt

Section 6.6 Relationship to Other Agreements. The rights of the Company or the Sponsors, as the case may be, pursuant to this Agreement are in addition to any other rights or remedies which the Company or the Sponsors, as the case may be, may have under statutory law or other agreements between one or more of the Company, the Facility Agent, the Security Agent, the other Finance Parties, and the Sponsors.

ARTICLE VII

Governing Law, Jurisdiction, and Language

Section 7.1 Governing Law; etc. NOTWITHSTANDING THAT THE FACILITY AGREEMENT AND GUARANTEE AGREEMENT ARE GOVERNED BY THE LAWS OF GERMANY, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS TO WHICH ANY OF THE SPONSORS IS A PARTY CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

9	REVOLVING CREDIT AGREEMENT

Section 7.2 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER, THIS AGREEMENT MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH SPONSOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH SPONSOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH SPONSOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY SPONSOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH SPONSOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

Section 7.3 Waiver of Jury Trial. EACH SPONSOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY SPONSOR. EACH SPONSOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE FINANCE PARTIES ENTERING INTO THE FINANCE DOCUMENTS AND EACH SUCH OTHER TRANSACTION DOCUMENT TO WHICH THEY ARE A PARTY.

Section 7.4 Use of English Language. This Agreement has been executed in the English language. All certificates, reports, notices, and other documents and communications given or delivered pursuant to this Agreement shall

10	REVOLVING CREDIT AGREEMENT

be in the English language and, if reasonably requested by the Facility Agent, a certified German translation thereof shall be furnished by the relevant party promptly following such request. In the event of any inconsistency, the English language version of any such document shall control.

Section 7.5 Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

THE SPONSORS:

ADVANCED MICRO DEVICES, INC.

By:	/s/ Kelly Smales
Name: Kelly Smales
Title: Treasurer

AMD FAB 36 HOLDING GMBH

By:	/s/ Hartwig Grabbe
Name: Hartwig Grabbe
Title: Attorney-In-Fact

S-1	REVOLVING CREDIT AGREEMENT

AMD FAB 36 LIMITED LIABILITY COMPANY & CO. KG

By:	/s/ Hartwig Grabbe
Name: Hartwig Grabbe
Title: Attorney-In-Fact

S-2	REVOLVING CREDIT AGREEMENT